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                                                                       Exhibit 5

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ATTORNEYS AT LAW
4365 EXECUTIVE DRIVE, SUITE 1600
SAN DIEGO, CA 92121-2189
TEL (619) 677-1400
FAX (619) 677-1477



                                                                    OUR FILE NO.
                                                                  1250160-900000

                                January 10, 1997


YieldUP International Corporation
117 Easy Street
Mountain View, CA  94043

      RE: REGISTRATION STATEMENT ON FORM S-8 REGISTERING SHARES ISSUABLE UNDER THE 1995 STOCK OPTION PLAN

Ladies and Gentlemen:

           We are rendering this opinion in connection with the registration under the Securities Act of 1933, as amended, of 250,000 shares of the Common Stock, $0.001 par value, of YieldUP International Corporation, a Delaware Corporation (the "Company") which may be issued pursuant to the exercise of options granted under the YieldUP International Corporation 1995 Stock Option Plan (the "Plan").

           We have examined all instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

           We are admitted to practice only in the State of California and we express no opinion concerning any law other than the law of the State of California, the corporation laws of the State of Delaware and the federal law of the United States.

           As to matters of Delaware corporation law, we have based our opinion solely upon our examination of such laws and the rules and regulations of the authorities administering such laws, all as reported in standard, unofficial compilations. We have not obtained opinions of counsel licensed to practice in jurisdictions other than the State of California.

            Based on such examination, we are of the opinion that the 250,000 shares of Common Stock which may be issued upon exercise of options granted under the Plan are duly authorized shares of the Company's Common Stock, and, when issued against receipt of the consideration therefor in accordance with the provisions of the Plan, will be validly issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

                                        Respectfully submitted,


                                        /s/ Gray Cary Ware & Freidenrich

                                        GARY CARY WARE & FREIDENRICH
                                        A Professional Corporation